Exhibit 99.1

American Healthcare REIT Names Aric Chang Chief Financial Officer

Chang joins from Public Storage, strengthening capital allocation and finance leadership as AHR scales its operating platform

Chang succeeds Brian Peay, who is retiring following a decade of notable leadership;

appointment effective October 1, 2026

IRVINE, Calif., Sept. 2, 2026 – American Healthcare REIT, Inc. (NYSE: AHR) (the “Company” or “AHR”) today announced that Aric Chang has been appointed Chief Financial Officer, effective October 1, 2026. Chang succeeds Brian Peay, who is retiring after 10 years as Chief Financial Officer. Peay will continue to serve in the role through September 30, 2026.

Chang joins AHR from Public Storage (NYSE: PSA), an S&P 500 real estate company, where he serves as Chief Financial Officer, Real Estate. Across more than two decades in real estate, Chang has built a distinctive combination of public company finance, investment and operating partner experience. His career includes senior roles across New York Stock Exchange-listed REITs, real estate private equity, and REIT research, underscoring the breadth of expertise he brings to AHR.

“AHR is building a company where disciplined capital allocation, leading senior housing operating capabilities, strategic asset management and a modern data and technology platform reinforce one another to drive better resident care outcomes, leading to sustainable growth and long-term value creation,” said Jeff Hanson, Chairman and Chief Executive Officer. “Aric’s combination of public company finance, investment and operating partner experience makes him exceptionally well suited to advance that strategy, and we are delighted to welcome him to AHR.”

Peay joined the Company in 2016 and served as Chief Financial Officer through a period of notable growth and accomplishments, including the Company’s listing on the New York Stock Exchange. “Brian has played an important role in AHR’s growth and evolution, and he leaves the Company in a position of strength, with a solid financial foundation for the opportunities ahead,” Hanson added. “On behalf of the Board of Directors and the entire Company, I want to thank Brian for his service, leadership and partnership to AHR, and we wish him and his family the very best in retirement.”

At Public Storage, Chang leads real estate and corporate finance, financial planning and analysis, investment underwriting and real estate data analytics. During his tenure, he has overseen approximately $16 billion of capital deployment across acquisitions, development, lending and mergers and acquisitions.

“The next phase of AHR’s value creation requires continued exceptional capital allocation, a rigorous capital markets strategy and a finance organization poised to support growth across market cycles,” said Gabe Willhite, President and Chief Operating Officer. “Aric brings all of those capabilities, together with a depth of investment and operating partner experience that is particularly relevant to our business model. His appointment reflects the caliber of leadership we are building across AHR as we position the Company for its next decade of growth and performance.”

Chang’s career has spanned public and private real estate markets since 2001. Before Public Storage, he held senior finance positions at New York Stock Exchange-listed REITs, including Rexford Industrial, where he served as Senior Vice President, Investor Relations and Capital Markets, and Rouse Properties, a mall and retail REIT, where he managed corporate finance and debt restructuring before the company’s acquisition by Brookfield. Earlier in his career, he held senior REIT research roles at Green Street Advisors and Oak Hill REIT Management.

At J.P. Morgan Asset Management, a major investment platform with more than $80 billion of real estate assets under management, Chang served as an Executive Director and a member of the real estate investment committee from 2015 to 2022. He was also the senior strategist for alternative property sectors, with responsibility for operator selection, joint venture relationships and fundraising.

“I am excited to join AHR at a pivotal point in the Company’s evolution,” Chang said. “AHR has built a differentiated healthcare real estate platform with meaningful scale and a strong operating foundation, positioning the Company for compounding value creation. I look forward to working with Jeff, Gabe, the Board and the broader leadership team to further strengthen the Company’s financial and capital allocation capabilities, support disciplined growth and enable AHR to create durable shareholder value.”

Chang holds a bachelor’s degree in economics from The Wharton School of the University of Pennsylvania and an MBA from Columbia Business School.

Chang will lead an experienced finance organization with substantial tenure at AHR, including Kenny Lin, Executive Vice President, Deputy Chief Financial Officer and Chief Accounting Officer; Charlynn H. Diapo, Senior Vice President, Accounting & Finance; and Alan Peterson, Vice President, Investor Relations & Finance.

About American Healthcare REIT, Inc.

American Healthcare REIT, Inc. (NYSE: AHR) is a real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate, focusing primarily on senior housing communities, skilled nursing facilities, and outpatient medical buildings across the United States, and in the United Kingdom and the Isle of Man.

Forward-Looking Statements

Certain statements contained in this press release, including statements relating to the Company's expectations regarding its performance, growth, long-term value and strategy may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, and beliefs of, and assumptions made by, the Company's management and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation, changing macroeconomic conditions, domestic legal and fiscal policies, geopolitical conditions and other risks disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026, and subsequent periodic reports filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release.

###

Investor Contact:

Alan Peterson

VP, Investor Relations & Finance

(949) 270-9200

investorrelations@ahcreit.com

Media Contact:

Damon Elder

Spotlight Marketing Communications

(949) 427-1377

damon@spotlightmarcom.com